UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2022

XL FLEET CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Newton Street Boston, MA	02135
(Address of principal executive offices)	(Zip Code)

(617) 718-0329

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On January 31, 2022, Cielo Hernandez, the Company’s Chief Financial Officer, resigned her employment to pursue other career opportunities. Ms. Hernandez’s resignation is not related to any disagreement with the Company over its accounting principles or practices, or financial statement disclosures.

Ms. Hernandez will be entitled to receive six months of severance in recognition of her contributions and efforts in transitioning her responsibilities to her successor.

Chris Goldner, 53, the Company’s Corporate Controller, will serve as Interim Chief Financial Officer effective February 1, 2022. For so long as he serves as Interim Chief Financial Officer, Mr. Goldner will receive an additional $7,000 per month in salary and be eligible for an annual incentive bonus targeted at 50% of his base salary, pro-rated for the duration of such service. Prior to joining XL Fleet, Mr. Goldner served as Vice President, Fiscal Responsibility, Vice President, Assistant Corporate Controller, and in other accounting roles for Hasbro, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

XL FLEET CORP.

Date: February 2, 2022	By:	/s/ Jim Berklas
	Name:	Jim Berklas
	Title:	General Counsel